Exhibit 99.2

Asahi Kasei Announces Agreement to Acquire ZOLL Medical

Builds on existing relationship to drive global development of critical care businesses

Tokyo, Japan/Chelmsford, MA U.S. – March 12, 2012 – Asahi Kasei Corporation (TSE1: 3407, hereinafter: Asahi Kasei), and ZOLL Medical Corporation (NASDAQ GS: ZOLL, hereinafter: ZOLL) today jointly announced that Asahi Kasei, Japan’s leading diversified chemical manufacturer with businesses in the health care, chemicals & fibers, homes & construction materials, and electronics sectors, has entered into a definitive merger agreement with ZOLL, a manufacturer of resuscitation and critical care devices and related software solutions, pursuant to which Asahi Kasei will acquire ZOLL for approximately $2.21 billion. The transaction has been approved by the Boards of Directors of both companies.

Asahi Kasei, through a U.S. subsidiary, will make a cash tender offer to purchase all of the outstanding shares of ZOLL common stock for $93 per share. The purchase price represents a premium of 29.6% over ZOLL’s volume weighted average closing stock price over the 30 trading day period ended March 9, 2012, and a 23.8% premium over the closing price on March 9, 2012. The tender offer is expected to commence within 10 business days and will remain open for a minimum of 20 business days. Closing of the tender offer is subject to customary conditions, including receipt of applicable regulatory clearances and the minimum tender of at least two-thirds of the outstanding shares of ZOLL (on a fully diluted basis). The transaction is not subject to a financing condition. The ZOLL Board of Directors has recommended that ZOLL stockholders accept the offer and tender their shares into the offer when it is made. The transaction is expected to close in the second calendar quarter of 2012.

Following the completion of the tender offer, Asahi Kasei intends to implement a second-step merger pursuant to which all remaining shares of ZOLL common stock not tendered in the offer will be converted into the right to receive the same cash price per share as in the offer. Upon completion of the merger, ZOLL will become a wholly owned subsidiary within the Asahi Kasei Group, managed by the current ZOLL management team and with all current business units and operations remaining intact. ZOLL will also be delisted from the NASDAQ stock exchange at that time.

Moving forward, Asahi Kasei plans strategic investments to accelerate the realization of ZOLL’s mission of leading the world in resuscitation technologies, and to build on the ZOLL platform to achieve Asahi Kasei’s long term strategic objective of creating a globally competitive health care business with a clear and unique focus on the field of critical care. Asahi Kasei has identified health care as a key strategic sector that will power a new phase of growth for the group, and believes that the acquisition represents a significant milestone in fulfilling its core vision for the health care sector: improving patient quality of life through the creation of innovative technologies and devices for critical care.

The acquisition extends the development of Asahi Kasei’s “Health Care for Tomorrow” project, under which the company seeks to advance the development of new businesses through organic growth, targeted acquisitions, and strategic alliances. A key focus area of this effort is the resuscitation sector, an area where ZOLL is already a market leader in the U.S. and has a strong international market presence. This transaction builds on the alliance between the two companies that was announced in July 2011, under which Asahi Kasei has exclusive rights to market and distribute ZOLL’s AED PLUSTM automated external defibrillator (AED) in Japan—the first AED in Japan with a function supporting cardiopulmonary resuscitation (CPR) that incorporates voice guidance and message displays.

ZOLL’s comprehensive set of technologies helps clinicians, emergency medical technicians, and fire professionals treat victims needing resuscitation and critical care. ZOLL develops products for defibrillation and monitoring, circulation and CPR feedback, data management, fluid resuscitation, and therapeutic temperature management. Its innovative product lines, which include LifeVest™, the world’s only wearable automatic defibrillator; temperature management technologies for managing the core body temperature of critically ill or surgical patients; and AutoPulse™, a revolutionary non-invasive cardiac support pump, represent significant potential drivers of growth for the company.

Commenting on the transaction, President & Representative Director of Asahi Kasei, Taketsugu Fujiwara, said, “We are very excited to be joining forces with ZOLL, with whom we have enjoyed a productive partnership over the past nine months. In the medical devices business, the U.S. market leads the world, not only in size and scope, but also in technological innovation, so establishing a strong infrastructure in the U.S. is an important step for Asahi Kasei. This transaction will allow us to build on ZOLL’s strong U.S. business position and its technology leadership, with ZOLL forming the cornerstone of our critical care business. Together we will pursue new opportunities in the high-growth markets of Asia. We look forward to working with the management and all the employees of ZOLL to develop a critical care business renowned worldwide for its ability to turn technological advances into sophisticated medical tools that save lives and deliver invaluable improvements in the quality of life of patients and their families.”

Richard A. Packer, Chief Executive Officer of ZOLL, commented, “We are delighted with this transaction and believe that it is in the best interest of our shareholders. In addition, we are convinced that Asahi Kasei’s ownership will create the right environment for ZOLL and its team to continue transforming the science of resuscitation. We believe that Asahi Kasei will provide the right kind of support to help launch ZOLL’s next phase of growth, and we are excited to be working together with Asahi Kasei. We expect all parts of ZOLL to continue to thrive as part of Asahi Kasei.”

UBS Investment Bank is acting as financial advisor to Asahi Kasei and Cleary Gottlieb Steen & Hamilton LLP is acting as Asahi Kasei’s legal counsel. Brown Brothers Harriman is acting as financial advisor to ZOLL and Goodwin Procter LLP is acting as ZOLL’s legal counsel.

-Ends-

MEDIA CONTACTS

Asahi Kasei Corporation:
Corporate Communications:	Tokyo	+81-3-3296-3008 (M. Nakamura)
Kreab Gavin Anderson:	Tokyo	+81-3-5404-0640 (M. Hattori, D. Hayden)
	New York	+1-646-490-2767 (J. Goldman-Brown)

ZOLL Medical Corporation:
	Chelmsford	+1-978-421-9655 (A. Ernest Whiton, Vice President of Administration & Chief Financial Officer)

INVESTOR CONTACTS

Information Agent, Georgeson:		+1-212-440-9800 (Banks and Brokers)
+1-888-607-9107 (All Others, Toll Free)

NOTES TO EDITORS

About ZOLL Medical Corporation

ZOLL Medical Corporation develops and markets medical devices and software solutions that help advance emergency care and save lives, while increasing clinical and operational efficiencies. With products for defibrillation and monitoring, circulation and CPR feedback, data management, fluid resuscitation, and therapeutic temperature management, ZOLL provides a comprehensive set of technologies that help clinicians, EMS and fire professionals, and lay rescuers treat victims needing resuscitation and critical care.

A NASDAQ Global Select company and a three-time Forbes 100 Most Trustworthy Company, ZOLL was designated in 2011 as one of Forbes Top 100 Small Public Companies in America with annual revenues under $1 billion. ZOLL develops and manufactures its products in the United States, in California, Colorado, Illinois, Massachusetts, Pennsylvania, and Rhode Island. More than 400 direct sales and service representatives, 1,100 business partners, and 200 independent representatives serve our customers in over 140 countries around the globe.

For more information, visit www.zoll.com.

About Asahi Kasei Corporation

Asahi Kasei is Japan’s leading diversified chemical manufacturer with businesses in the health care, chemicals & fibers, homes & construction materials, and electronics sectors. The company’s growth strategy involves continuous transformation of its business portfolio through constant innovation in anticipation of emerging changes to market needs, and through this process Asahi Kasei has developed into a diversified solution provider. With more than 25,000 employees around the world, the company serves customers in more than 100 countries.

Within the health care field, the company is active in pharmaceuticals (including agents for dysuria, osteoporosis, disseminated intravascular coagulation, and herpes), medical devices (including artificial kidneys and therapeutic apheresis devices), and bioprocess products (including virus removal filters and bioprocess equipment).

For more information, visit www.asahi-kasei.co.jp/asahi/en/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Asahi Kasei and ZOLL have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this release include without limitation statements regarding the expected timing of the completion of the transaction, Asahi Kasei’s operation ZOLL business following completion of the transaction, and statements regarding the future operation, direction and success of ZOLL’s business. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the transaction; uncertainties as to the percentage of ZOLL stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of the control of Asahi Kasei or ZOLL; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in ZOLL’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections of ZOLL’s most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q, as well as the tender offer documents to be filed by Asahi Kasei and Asclepius Subsidiary Corporation, an indirect wholly-owned subsidiary of Asahi Kasei, and the Solicitation/Recommendation Statement to be filed by ZOLL. Neither Asahi Kasei nor ZOLL undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement.

Important Information for Investors and Stockholders

The tender offer described in this announcement has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of ZOLL. At the time the tender offer is commenced, Asahi Kasei and its indirectly wholly-owned subsidiary, Asclepius Subsidiary Corporation, intend to file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and ZOLL intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Asahi Kasei, Asclepius Subsidiary Corporation and ZOLL intend to mail these documents to the stockholders of ZOLL. These documents will contain important information about the tender offer and stockholders of ZOLL are urged to read them carefully and in their entirety when they become available including any amendments thereto, prior to making any decisions with respect to the offer because they contain important information, including the terms and conditions of the offer. Stockholders of ZOLL will be able to obtain a free copy of these documents (when they become available) and other documents filed by ZOLL, Asahi Kasei or Asclepius Subsidiary Corporation with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from Georgeson, Inc., call Toll Free at 888-607-9107, Banks and Brokers call (212) 440-9800.

The English language version of this press release supersedes all other language versions.